Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Mammoth Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(4)(5)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01	457(c)	350,473(4)	$3.58(4)	$1,254,693	$0.00014760	$185.19(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01	415(a)(6)	(1)	(2)	$500,000,000 (1)(3)			Form S-3	333-257186	July 12, 2021	$54,550 (1)
	Equity	Common Stock, par value $0.01	415(a)(6)	23,176,688 (5)		$87,376,114 (5)			Form S-3	333-257186	July 12, 2021	$9,532.73 (5)
	Total Offering Amounts					$588,630,807		$185.19
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$185.19

(1)There is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by Mammoth Energy Services, Inc. in a primary offering in such amounts as shall result in an aggregate offering price not to exceed $500,000,000. An indeterminate amount of common stock having a proposed maximum aggregate offering price of $500,000,000 that was registered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-257186) (filed on June 21, 2021, declared effective by the Securities and Exchange Commission (the “SEC”) on July 12, 2021 and expiring on July 12, 2024 (the “Prior Registration Statement”)) remains unissued and unsold under the Prior Registration Statement. All of such unissued and unsold securities are included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”). An aggregate of $54,550 in filing fees previously paid in connection with such unissued and unsold securities under the Prior Registration Statement will continue to apply to such unissued and unsold securities included in this Registration Statement. The offering of such unissued and unsold securities registered under the Prior Registration Statement shall be deemed terminated as of the effective date of this Registration Statement. Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(2)With respect to the primary offering, the proposed maximum offering price per share of common stock is not specified pursuant to General Instruction II.D of Form S-3.
(3)With respect to the primary offering, in no event will the aggregate initial offering price of shares of common stock offered from time to time pursuant to this Registration Statement exceed $500,000,000. With respect to common stock to be offered for sale by the registrant in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)With respect to shares of the registrant’s common stock to be offered for resale by the selling stockholders in the secondary offering as newly registered securities, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices reported for the registrant’s common stock traded on The Nasdaq Global Select Market on June 11, 2024 of $3.58 per share.
(5)In the secondary offering, there is being registered an aggregate of 23,527,161 shares of common stock of the registrant to be offered for resale by certain selling stockholder identified in this Registration Statement and related prospectus. Of these securities, an aggregate of

23,176,688 shares of common stock are carry forward securities that remain unsold by the selling stockholders under the Prior Registration Statement and are included in this Registration Statement pursuant to Rule 415(a)(6). An amount of $9,532.73 in filing fees previously paid in connection with such unsold shares under the Prior Registration Statement will continue to apply to such unsold shares included in this Registration Statement. The offering of such unsold shares registered under the Prior Registration Statement shall be deemed terminated as of the effective date of this Registration Statement. An additional 350,473 new shares of common stock may be offered for resale by the selling stockholders identified in this Registration Statement and related prospectus in the secondary offering (as newly registered securities) upon effectiveness of this Registration Statement, for which a new filing fee has been paid (calculated as described in note 4 above) by the registrant in connection with the filing of this Registration Statement. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock that may be sold in the secondary offering by the selling stockholders hereunder also includes such indeterminate number of shares of common stock as may be issuable with respect to such shares as a result of stock splits, stock dividends, recapitalizations or similar transactions.